SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2006

__________

SP Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2361 Campus Drive Suite 101 Irvine, CA 92612 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (949) 833-9001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02. Termination of a Material Definitive Agreement.

On June 5, 2006, SP Holding Corporation (the "Company") and Planetwide Games, Inc. ("Planetwide Games") announced that they have mutually agreed to terminate the Agreement and Plan of Merger and Reorganization dated February 10, 2006 (the "Merger Agreement"), pursuant to the determinations by their respective Boards of Directors that such mutual termination would be in the best interest of the respective companies and their stockholders. Under the Merger Agreement, neither the Company nor Planetwide Games will incur any liability to the other party for termination fee or such other party’s expenses in connection with the merger as a result of the termination.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.  Description

99.1   Press Release dated June 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2006

        SP HOLDING CORPORATION

        By: /s/ Mark Schaftlein
        Name: Mark Schaftlein
        Title:   Chief Financial Officer

Exhibit Index

Exhibit No.  Description

99.1   Press Release dated June 5, 2006.